UNITED STATES DISTRICT COURT
                             DISTRICT OF CONNECTICUT

-------------------------------------------------x
ECHLIN INC.,                                     :
                                                 :   Civil Action No.
       Plaintiff and Counterclaim-Defendant,     :   98-CV-635 (GLG)
                                                 :
                    -against-                    :
                                                 :
SPX CORPORATION,                                 :   April 13, 1998
                                                 :
       Defendant and Counterclaimant.            :
-------------------------------------------------x

               SPX CORPORATION'S MOTION FOR PRELIMINARY INJUNCTION

         Pursuant to Rule 65 of the Federal Rules of Civil Procedure, Defendant and Counterclaimant SPX Corporation ("SPX") hereby moves for immediate entry of a preliminary injunction enjoining Plaintiff and Counterclaim-Defendant Echlin Inc. ("Echlin") (1) to call a special meeting (the "Special Meeting") of its shareholders as required by law, and (2) from further violations of the federal proxy rules in connection with SPX's solicitation of demands for the Special Meeting and the validity of these demands.

ORAL ARGUMENT REQUESTED

         In support of this motion, SPX represents that it has been and will continue to be seriously irreparably harmed by Echlin's clear violations of law if the requested injunctive relief is not granted as more fully explained in this Memorandum in Support of SPX's Motion for a Preliminary Injunction filed herewith, that there is urgent need to set this matter down for hearing at the earliest practicable date as more fully explained in its Memorandum in Support of Expedited Hearing, and that SPX has already served on Echlin's counsel by hand-delivery copies of this motion, the foregoing memoranda, the Affidavit of John W. Cornwell, a proposed Order to Show Cause, and SPX's Answer, Affirmative Defenses and Counterclaims for Declaratory and Injunctive Relief.

         WHEREFORE, for the foregoing reasons and those explained in its accompanying papers, SPX respectfully requests that Echlin be enjoined:

         (a) pursuant to sections 33-696, 33-697 and 33-699 of the Connecticut Business Corporation Act and Section 3 of Echlin's own By-Laws, to call the Special Meeting by April 24, 1998 (30 days after it received demands from holders of over 35% of Echlin's shareholders), to be held within 60 days of April 24, 1998; or in the alternative, an order of this Court pursuant to ss. 33- 697 of the Connecticut Business Corporation Act, ordering that a Special Meeting be held on June 1, 1998; and

         (b) pursuant to Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder from making further misleading or false statements concerning SPX's solicitation of demands for the Special Meeting and the validity thereof.

Dated: April 13, 1998              DEFENDANT, SPX CORPORATION

                                   By
                                     ----------------------------------------

                                       Stefan R. Underhill (#ct00372)
                                       Jonathan B. Tropp (#ct11295)
                                       Day, Berry & Howard
                                       One Canterbury Green
                                       Stamford, Connecticut 06901-2047
                                       (203) 977-7300

                                       Alexander R. Sussman*
                                       Audrey Samers*
                                       Fried, Frank, Harris, Shriver & Jacobson
                                       One New York Plaza
                                       New York, New York 10004-1980
                                       (212) 859-8000

                                       Its Attorneys

* Application for admission pro hac vice pending


                                  CERTIFICATION

         THIS IS TO CERTIFY that a copy of the foregoing was hand-delivered this April 13, 1998, to Plaintiff's counsel, as follows: Ronald J. Cohen, Esq. and David W. Schneider, Esq., Tyler, Cooper and Alcorn, LLP, 205 Church Street, New Haven, CT 06510; and Dennis E. Glazer, Esq., Kenneth M. Bernstein, Esq., and John J. Clarke, Jr., Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.

                                 ---------------------------------------------
                                 Peter R. Jerdee


                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT........................................................2

STATEMENT OF FACTS ..........................................................5

         The Parties and the Proposed Business Combination...................5

         SPX Seeks to Have Echlin Call a Special Meeting.....................6

         SPX Solicits and Delivers Demands From Over 35% of Echlin
                  Stockholders...............................................8

         Echlin's Entrenchment Tactics.......................................9

ARGUMENT....................................................................10

I.     SPX IS ENTITLED TO A PRELIMINARY INJUNCTION..........................10

  A.     SPX and Echlin Shareholders Will Suffer
         Irreparable Harm If Echlin Is Not Enjoined
         To Call The Special Meeting........................................11

  B.     SPX Will Succeed On The Merits Because Echlin
         Must Call A Special Meeting Under Connecticut Law..................12

       1.    Under the Corporation Act, Echlin Is Required By
             April 24, 1998, To Call The Special Meeting....................12

       2.    Echlin's Refusal to Properly Count the Demands and Call a
             Special Meeting is a Violation of the Fiduciary Duties
             Owed to Shareholders by Echlin's Board and
             Management ....................................................15

             a.   There Is No Compelling Justification for
                  Nullifying the Stockholders' Demands for a
                  Special Meeting...........................................16

             b.   Echlin's Refusal to Properly Count the Demands
                  and to Call A Special Meeting Constitutes
                  Impermissible Manipulation of the Corporate
                  Machinery.................................................17

             c.   Echlin's Actions Are Preclusive and
                  Unreasonable..............................................19

       3.    Echlin, Not SPX, Has Made False And Misleading
             Statements In Its Proxy Materials And Press Releases...........19

  C.     The Balance of The Equities Tips Decidedly In Favor of SPX.........21

CONCLUSION..................................................................22



                              TABLE OF AUTHORITIES

CASES                                                           PAGE(S)
-----                                                           -------
Aprahamian v. HBO & Co.,
         531 A.2d 1204 (Del. Ch. 1987)...........................11, 18

Blasius Industries, Inc. v. Atlas Corp.,
         564 A.2d 651 (Del. Ch. 1988)..............................4,17

ER Holdings, Inc. v. Norton Co.,
         735 F. Supp. 1094 (D. Mass. 1990)...........................21

Hilton Hotels Corp. v. ITT Corp.,
         978 F. Supp. 1342 (D. Nev. 1997)............................18

Hyde Park Partners, L.P. v. Connolly,
         839 F.2d 837 (1st Cir. 1988)............................11, 22

International Banknote Co., Inc. v. Muller,
         713 F. Supp. 612 (S.D.N.Y. 1989)............................21

Martin-Marietta Corp. v. Bendix Corp.,
         690 F.2d 558 (6th Cir. 1982)................................21

MMI Investments L.L.C. v. The Eastern Co.,
         No. CV960134473, 1996 WL 715421
         *(Conn. Super. Dec. 3, 1996)................................16

Norlin Corp. v. Rooney, Pace, Inc.,
         744 F.2d 255 (2d Cir. 1984)..............................17-18

Peabody Holding Co. v. Costain Group PLC,
         813 F. Supp. 1402 (2d Cir. 1993)............................11

Phillip v. The National Collegiate Athletic Ass'n.,
         960 F. Supp. 1402 (D. Conn.),
         remanded on other grounds,
         118 F.3d 131 (2d Cir. 1997).................................10

Phillip v. The National Collegiate Athletic Ass'n.
         118 F.3d 131 (2d Cir. 1997).................................10

Schnell v. Chris-Craft Industries, Inc.,
         285 A.2d 437 (Del. 1971)....................................18

Shoen v. AMERCO,
         885 F. Supp. 1332 (D. Nev. 1994)........................11, 18

Stroud v. Grace,
         606 A.2d 75 (Del. 1992).....................................17

TSC Industries Inc., v. Northway, Inc.,
         426 U.S. 438 (1976).........................................21

Unitrin, Inc. v. American General Corp.,
         651 A.2d 1361 (Del. 1995)...................................19

Virginia Bankshares, Inc. v. Sandberg,
         501 U.S. 1083 (1991)........................................21

STATUTES

Section 14(a) of the Securities Exchange Act of 1934.................21

Connecticut Business Corporation Act,
         section 33-697.............................................6, 12, 22
         section 33-696.............................................6, 12, 22
         section 33-699.............................................6, 12, 22
         section 33-946.....................................................6
         section 33-708(c).................................................13

RULES

Securities Exchange Act Rule 14a-9, C.F.R. section 240.14a-9........20-21, 22



                          UNITED STATES DISTRICT COURT
                             DISTRICT OF CONNECTICUT

-------------------------------------------x
ECHLIN INC.,                               :
                                           :
     Plaintiff and Counterclaim-Defendant, :
                                           :
                            - against -    :   Civil Action No. 98-CV-635 (GLG)
                                           :
SPX CORPORATION,                           :   April 13, 1998
                                           :
     Defendant and Counterclaimant.        :
                                           :
-------------------------------------------x

                         MEMORANDUM IN SUPPORT OF SPX'S
                       MOTION FOR A PRELIMINARY INJUNCTION

         Defendant and Counterclaimant SPX Corporation ("SPX") submits this memorandum in support of its motion for immediate injunctive relief which is necessary to prevent Echlin Inc. ("Echlin") management from denying Echlin stockholders their right to have a special meeting (the "Special Meeting") called as they have duly demanded. At the Special Meeting, Echlin stockholders would have an opportunity to remove Echlin's entrenched Board in order to facilitate SPX's proposal for a business combination with Echlin and SPX's proposed premium exchange offer for Echlin common stock.

         Specifically, SPX moves for:

         (i) preliminary injunctive relief ordering Echlin, on or before April 24, 1998 (30 days after it received demands from holders of over 35% of its outstanding stock) to call the Special Meeting, as mandated by sections 33-696, 33-697 and 33-699 of the Connecticut Business Corporation Act ("Corporation Act") and Echlin's By-Laws; or in the alternative, an order of this Court pursuant to section 33-697 of the Corporation Act, ordering that a Special Meeting be held on June 1, 1998;

         (ii) preliminary injunctive relief under Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule l4a-9 promulgated thereunder enjoining Echlin from making false or misleading statements concerning SPX's solicitation of demands and their validity.

                              PRELIMINARY STATEMENT

         By this motion, SPX seeks to ensure that Echlin properly calls and holds the Special Meeting, demanded by holders of over 50% of its outstanding stock. Sufficient demands ("Demands") were delivered to Echlin on March 25, 1998 to meet the statutory requirement of 35%. But on April 6, 1998, Echlin falsely advised SPX and the world that only 2% of the Demands were valid. It then brought this frivolous lawsuit for publicity purposes.

         No surprise. This was yet another, albeit even more extreme, entrenchment tactic by Echlin management to prevent or delay consideration by Echlin stockholders of a strategic business combination that SPX has proposed, in which stockholders would receive a substantial premium for their shares. What Echlin management did here was purposely fail to verify the validity of the demands as of the February 17 record date delivered by SPX. That is the date for counting the Demands and calculating whether, based on Echlin's total outstanding shares, the Demands have been received from holders of more than the statutory 35% of outstanding shares that mandates the calling of the Special Meeting.

         Echlin management performed the trick of making 95% of the Demands disappear into thin air by a crass sleight of hand. In this case, the ruse was simply to decline to ask Cede and Co. ("Cede") for the information to show who owned the 95% of Echlin's outstanding stock held in "street name" (i.e. shares held in Cede nominee name at brokerage firms and other financial institutions), something Echlin could have done promptly after February 17, 1998, and something only Echlin had the power to do. This trick magically reduced the count of Demands from over 45% to less than 2% -- the result of refusing to count, incredibly, 95% of the stock -- thereby disenfranchising all of its street name holders who had made valid Demands. This callous trick was not only unfair and unjustifiable, but amounted to either an intentional fraud on Echlin's stockholders, a total abdication of management's fiduciary duties, or both.

         Immediately after this lawsuit was brought to Cede's attention by SPX, Cede delivered to Echlin an omnibus proxy showing the street name Demands to be valid. SPX then urged Echlin to give them their proper effect, but Echlin persisted in refusing to do so. That refusal can no longer charitably be viewed as merely an inequitable, hypertechnical theory for delay, but must be seen for what it is -- a self-interested attempt by management to defy the will and frustrate the rights of Echlin's own stockholders.

         The Complaint also recites management's other purported excuse for not having counted the Demands, an excuse equally ridiculous as only having counted Demands from 2% of Echlin's stock, when over 45% were actually delivered. Management pretends that it could not make a valid count of shares of record on February 17, 1998, because the mailings from SPX and Echlin, which went to the same street name stockholders, went to those of record on February 18. That, Echlin insists, was one day later than the February 17, 1998 record date. No doubt. But Echlin never even bothered to find out that, not surprisingly, over 99% of the stock was of record for the same street name holders on February 18 as the day before.

         Thus, the February 18 mailing was a perfectly appropriate vehicle for solicitation by both sides for a February 17 record date. To be precise, the one-day difference, using a February 18 mailing list means, at worst, that when SPX first delivered Demands from stockholders owning 45.8%, which has since grown to over 50%, valid Demands were made from perhaps as few as 45.5% of the shares of record on February 17. Thus, while only as many as 0.3% might be discounted if shares first of record on February 18 were the subject of Demands, this 0.3% clearly can make no difference -- as it leaves 45.5% making valid Demands, when the required percentage is only 35%.

         Echlin management's charade of refusing to acknowledge Demands from a majority of its own stockholders is only the latest, but most extreme and outrageous example of Echlin's entrenchment campaign. From the outset, while SPX has expressed its preference for a negotiated transaction, Echlin management has rebuffed SPX's overtures and tried to put roadblocks in the way of its stockholders considering SPX's proposal, despite the offer's premium price and other attractions to Echlin's shareholders. First, Echlin tried to lobby the Connecticut General Assembly to enact unprecedented antitakeover legislation to prevent Echlin's shareholders from considering SPX's proposal, and failed miserably. Then Echlin tried to solicit revocations of demands, and was singularly unsuccessful. Thus, it has now resorted to the even more desperate measure of refusing to perform its absolute legal obligation of properly and timely calling the Special Meeting duly demanded by its stockholders.

         Echlin management's lawless conduct grossly violates their fiduciary duties. In addition, it defies basic principles of stockholder democracy and illegally interferes with the applicable rules prescribed in Connecticut law, Echlin's By-Laws or Echlin's law of corporate governance. Over 35% of Echlin shareholders have demanded the Special Meeting, yet Echlin has invented arguments out of whole cloth in order to justify a refusal to carry out its lawful duty to call the Special Meeting.

         There can be no doubt that, as one court put it, directors are "agents of the shareholders," and not "Platonic masters." Blasius Indus. Inc. v. Atlas Corp., 564 A.2d 651, 663 (Del. Ch. 1988). Echlin has, in the heat of a takeover contest, lost sight of this basic precept, as its management has proven to be fearful of the judgment of the constituents whom they purport to serve. Fundamental principles of corporate democracy require that, on or before April 24, 1998, Echlin should call the Special Meeting, as required by Connecticut law, or as that law authorizes, and given Echlin's statement that "Echlin does not intend to call [the] Special Meeting," this Court should order the Special Meeting be held on June 1, 1998.

                               STATEMENT OF FACTS

The Parties and the Proposed Business Combination

         SPX is a Delaware corporation with its principal place of business in Muskegon, Michigan. SPX is a global provider of vehicle services and components. Echlin is a Connecticut corporation with its principal place of business in Branford, Connecticut. Echlin is engaged in the replacement automotive parts business. Shares of SPX and Echlin are traded on the New York Stock Exchange and other exchanges. As of February 17, 1998, Echlin had 63,248,939 shares of common stock outstanding. Affidavit of John W. Cornwell, sworn to on April 13, 1998 ("Cornwell Aff."), paragraph 11; Complaint paragraph 12.

         On February 17, 1998, SPX sent a letter (Id., Ex. 1) to Echlin's Board of Directors proposing a strategic business combination in which Echlin shareholders would receive SPX stock plus cash together having a value of $48 per Echlin share (based on SPX stock's $75 1/16 closing price the preceding trading day) (the "Consideration"). The $48 per share consolidation represented more than a 23% premium over Echlin's latest closing price and 32% over its last 30-day average closing price. Id., Ex. 1 at 1.

Following confirmation of the Proposed Business Combination, Echlin's Shareholders (excluding SPX) would own 70% of the equity of the combined company.(1)

SPX Seeks to Have Echlin Call a Special Meeting

         As the February 17 letter explained, SPX believed that, because, among other things, Echlin had a poison pill, the Special Meeting would be required to vote on removal of the Echlin Board, if the Board continued to stand in the way of stockholders having an opportunity to accept SPX's exchange offer or to vote on the proposed merger. Id., Ex. I at 1. Section 33-696(a) of the Corporation Act obligates Echlin to call and hold a special meeting of shareholders upon the demand of the holders of at least 35% of the corporation's outstanding shares entitled to vote at such meeting.

         On February 17, 1998, SPX also sent Echlin a demand with respect to Echlin stock which SPX owned, demanding that the Special Meeting be called and held. Id., paragraph 18. By delivering the demand, pursuant to Section 33-696(b) of the Corporation Act, SPX set the record date of February 17, 1998 for determining which shareholders were entitled to demand the Special Meeting and for calculating whether, based on Echlin's total outstanding shares on that date, the Demands represented at least the required 35% of Echlin's outstanding stock. Id., paragraph 10.

--------
         (1) The proposed business combination would be accomplished by means of (i) an exchange offer in which SPX is offering to pay the Consideration in exchange for each share of Echlin Common Stock validly tendered, and not withdrawn and (ii) a subsequent merger of Echlin into a subsidiary of SPX, in which each then outstanding share not purchased in the exchange offer would be converted into the right to receive the Consideration. In its February 17 letter, SPX also enclosed a draft negotiated merger agreement which it was prepared to sign in the event the Company agreed to enter into a merger. That merger agreement provided for a single step merger with the same consideration but allowing Echlin's shareholders to elect cash or stock, subject to proration in a partially tax-free transaction.

         On February 17, 1998, SPX, as an Echlin shareholder, requested access to Echlin's record of shareholders, pursuant to Section 33-946 of the Corporation Act. On February 27, 1998, SPX, through its designated agent, made inspection and obtained from Echlin a copy of the list of registered shareholders of Echlin as of the record date of February 17, 1998. The list of registered holders revealed that, as of the record date, Echlin had 63,248,939 shares of common stock outstanding. The list also revealed that, as of the record date, 59,973,687 shares (or almost 95% of the outstanding shares) were registered in the name of Cede. Id., paragraph 11.

         As noted above, Cede serves as the record holder for shares owned by most brokerage houses, banks and other financial institutions ("Participants"), most of whom are themselves not beneficial owners of the shares. Id., paragraph
12. The shares the Participants hold are owned by their customers, colloquially referred to as "street name holders." Id., 116. Thus, for example, if "John Smith" owns his shares through an account at Merrill Lynch, "John Smith" would be the street name holder.

         Upon request by any issuer, Cede will provide a participant listing (the "Participant Listing") which indicates how many shares of the issuer Cede holds on behalf of each of its Participants as of a particular date. Id., paragraph 13. SPX has requested from Echlin and Echlin has refused to produce to SPX the Participant Listing as part of Echlin's shareholder records.

         In connection with solicitations with record dates (such as SPX's solicitation of demands for the Special Meeting), Cede will also provide, at the issuer's request, an omnibus proxy with the Participant Listing indicating the number of shares held by each Participant as of the record date, enabling the issuer to verify the votes cast or consents or demands executed by beneficial owners through the Participants, since the issuer's stock ownership records maintained by its transfer agent only reflect record owners. Id., paragraph 14. Echlin's records do not reflect who actually owns the 94.8% of its outstanding stock held in Cede nominee name. Id.

SPX Solicits and Delivers Demands From Over 35% of Echlin Stockholders

         As noted, 95% of Echlin's outstanding stock is held in the record name of Cede. It is, however, the street name holders who make the decision (instruct the brokerage firms or other institutions who hold the shares on their behalf) whether and how to vote, or consent, or make a demand, or take any other action with respect to matters submitted to stockholders of a company for consideration. That stock is beneficially owned by stockholders who hold the stock through brokerage firms and other institutions and are commonly referred to as "street name holders." In connection with the forwarding of solicitation materials to and receipt of instructions from street name holders, most banks, brokerage firms and other institutions retain ADP Proxy Services ("ADP") and, therefore, to communicate with Echlin stockholders, both SPX and Echlin were dependent on ADP. See id., paragraphs 17-20.

         For obvious confidentiality reasons, it was only after SPX publicly announced its proposal and its premium exchange offer on February 17, 1998, that
D. F. King, its proxy solicitors, was first able to contact ADP to begin the demand solicitation process to street name holders. ADP was therefore first able to compile a list of Echlin' street name holders as of the next day, February 18, 1998. See id., paragraphs 21-25.

         On March 6, 1998, SPX filed its definitive proxy materials with the SEC and initiated its solicitation through ADP, by having ADP mail to Echlin's street name holders those proxy materials, SPX's gold demand card, and a return envelope. Echlin soon thereafter undertook a solicitation of its stockholders also through ADP which mailed Echlin's revocation proxy materials to the same Echlin street name holders as received SPX's solicitation. See id., paragraphs 31-33.

         On March 25, 1998, SPX delivered Demands for the call of the Special Meeting to Echlin on behalf of shareholders holding 45.8% of Echlin's outstanding shares calculated as of the record date. Id., paragraph 37. Demands representing over 25,000,000 shares and well over 35% of Echlin's outstanding shares came from street name holders who returned SPX's gold demand card to ADP and who did not return to ADP, Echlin's revocation card. See id., paragraph 36 and Ex. 5.

Echlin's Entrenchment Tactics

         Echlin has misleadingly represented to its stockholders that its Board of Directors is considering whether the proposed business combination is in the best interests of Echlin shareholders. However, after almost two months of supposedly considering SPX's proposal, Echlin's Board has failed to inform stockholders of any of its deliberations or conclusions and has not provided any response to SPX's proposal. Instead, Echlin's Board has permitted Echlin's management to pursue a variety of entrenchment tactics. As noted above, management undertook a revocation solicitation to persuade stockholders not to call the Special Meeting.

         It is a matter of public record, and shall be shown at the preliminary injunction hearing, that Echlin management pursued another entrenchment tactic by seeking to have the Connecticut General Assembly deprive Echlin shareholders of their entitlement to call the Special Meeting through the proposed enactment of unprecedented statutory laws specifically designed to protect Echlin's management at shareholder expense. In addition to being draconian, the legislative proposals, had they been constitutional, would have operated in an unfairly retroactive manner to the severe prejudice of SPX and Echlin stockholders generally. However, on March 25, 1998, the Connecticut legislature overwhelmingly rejected the proposed legislation.

         On that same day, SPX delivered the requisite Demands for the Special Meeting. When it found both its revocation and legislative efforts were unsuccessful, Echlin resorted to a new attempt to disenfranchise its shareholders by refusing to properly count the Demands delivered to it by over 35% of its shareholders. On April 6, 1998, instead of calling the Special Meeting, Echlin delivered to SPX a letter and issued a press release asserting that it was not required to call the Special Meeting because the Demands were invalid in that they lacked either the proper record date or the proper voting authority. Id., paragraph 42, Exs. 7-8. On that same day, Echlin filed this lawsuit.

         On April 8, 1998, after being advised by SPX of the litigation, Cede sent an omnibus proxy with the Participants Listing for the parties' respective demand and revocation solicitations to Echlin, Echlin still having failed to itself request such a proxy from Cede. Id., paragraph 46, Ex. 10. As discussed in SPX's Memorandum in Support of Expedited Hearing, submitted herewith, since April 7, and specifically at a meeting on Thursday, April 9, 1998, after the Cede omnibus proxy had issued, counsel for SPX attempted to agree with Echlin counsel upon a proposed prompt hearing date and briefing schedule for the parties' respective preliminary injunction motions, but no agreement could be reached.

                                    ARGUMENT

I.       SPX IS ENTITLED TO A PRELIMINARY INJUNCTION

         A preliminary injunction should be granted upon a showing of irreparable harm and either a likelihood of success on the merits or sufficiently serious questions going to the merits to make them a fair ground for litigation. See Phillip v. The National Collegiate Athletic Ass'n, 960 F. Supp. 552, 553-554 (D. Conn.), remanded on other grounds, 118 F.3d 131 (2d Cir.
1997). In addition, the balance of hardships must tip decidedly in favor of the party requesting the preliminary relief. Id. As set forth below, each of the foregoing requirements is amply satisfied here. Moreover, even if SPX were required to show that it is clearly entitled to relief to prevent extreme or serious damage, that standard is also satisfied here. See Phillip v. The National Collegiate Athletic Ass'n 118 F.3d 131, 133 (2d Cir. 1997).

         A.       SPX and Echlin Shareholders Will Suffer
                  Irreparable Harm If Echlin Is Not Enjoined
                  To Call The Special Meeting

         If Echlin is not enjoined, SPX and the other shareholders of Echlin will suffer irreparable harm from illegal interference with, and delay of, the Special Meeting at which Echlin stockholders would be able to exercise their right to vote to remove Echlin's directors in order to facilitate SPX's proposal and to allow Echlin stockholders to consider SPX's proposal.

         Echlin's illegal refusal to abide by the Demands that require the calling of the Special Meeting will impede SPX's proposal, causing irreparable harm, and, therefore, preliminary injunctive relief is both appropriate and necessary. See Hyde Park Partners, L.P. v. Connelly, 839 F.2d 837 (1st Cir.
1988) (holding that an offeror in any takeover attempt suffers irreparable harm where measure effectively kills takeover bid or makes it less likely to succeed); Peabody Holding Co. v. Costain Group PLC, 813 F. Supp. 1402, 1421 (E.D. Mo. 1993) ("Many authorities acknowledge the inherent uniqueness of a company sought to be acquired, and the irreparable harm suffered by the party acquiring the company by the loss of the opportunity to own or control that business").

         Furthermore, "[t]he denial or frustration of the right of shareholders to vote their shares or obtain representation on the board of directors amounts to an irreparable injury." Shoen v. AMERCO, 885 F. Supp. 1332, 1352 (D. Nev.
1994) (citations omitted). Thus, interference with a vote of Echlin shareholders by failing to call the Special Meeting itself causes irreparable injury. See, e.g., Aprahamian v. HBO & Co., 531 A.2d 1204, 1208 (Del. Ch. 1987).

         B. SPX Will Succeed On The Merits Because Echlin Must Call A Special Meeting Under Connecticut Law

                  1. Under the Corporation Act, Echlin Is Required By April 24, 1998, To Call The Special Meeting

         Section 33-696(a) of the Corporation Act obligates Echlin to call and hold the Special Meeting having received demands from holders of well over 35% of the shares entitled to vote at such meeting.(2) In addition,
Section 33-697 of the Corporation Act provides that a court may summarily order the Special Meeting if notice of the Special Meeting is not given by Echlin within 30 days after the date on which the demands of the holders of 35% of the shares entitled to vote at the Special Meeting have been delivered to Echlin.(3)

--------
         (2) Section 33-696 of the Corporation Act provides in pertinent part that:

         (a) A corporation shall hold a special meeting of shareholders: (1) On call of its board of directors . . . ; or (2) if the holders of at least ten per cent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, except that if the corporation has a class of voting stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time, . . . the corporation need not hold such meeting except upon demand of the holders of not less than thirty-five percent of such votes. (Emphasis added).

         (3) Section 33 -697 of the Corporation provides:

         (a) The superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located may summarily order a meeting to be held: (1) On application of any shareholder of the corporation entitled to participate in an annual meeting if an annual meeting was not held within the earlier of six months after the end of the corporation's fiscal year or fifteen months after its last annual meeting; or (2) on application of a shareholder who signed a demand for a special meeting valid under section 33-696, if: (A) Notice of the special meeting was not given within thirty days after the date the demand was delivered to the corporation's secretary; or (B) the special meeting was not held in accordance with the notice.

         (b) The court may fix the time and place of the meeting, determine the shares entitled to participate in the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, fix the quorum required for specific matters to be considered at the meeting, or direct that the votes represented at the meeting constitute a quorum for action on those matters, and enter other orders necessary to accomplish the purpose or purposes of the meeting.

         On March 25, 1998, SPX delivered to Echlin demands of holders of more than 45% of Echlin's outstanding common stock entitled to vote at a special meeting, calculated based on shares outstanding on the February 17, 1998 record date. Cornwell Aff., paragraph 41. Simply put, over 35% of Echlin shareholders demanded the Special Meeting on March 25, 1998. Thus, the statutory threshold was met and Echlin has no reasonable basis for refusing to recognize these valid Demands and its statutory duty -- also set forth in its own By-Laws -- to call the Special Meeting.

         Echlin's allegations that the Demands are not valid because there was no proper voting authority are meritless.(4) Section 33-708(c) of the Corporation Act provides that:

                  The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

(Emphasis added.) Here, Echlin did not act in good faith as it knew full well
(1) that 95% of Echlin's shares are held by Cede, (2) that both Echlin and SPX do not know the identity of these shareholders, and (3) that the identities of those holders can be confirmed simply by requesting a Participants Listing from Cede. Cornwall Aff., paragraphs 11,13-15, 20, 48. Echlin knew that, in order to verify the Demands, all it had to do was request Cede to provide a Participant Listing or omnibus proxy to Echlin, a request that is routinely and invariably made by issuers and satisfied by Cede in the ordinary course of business. Id., paragraphs 13-14, 48. Echlin cannot, as a fiduciary of its shareholders, be permitted to fail to properly count Demands of its real stockholders. Deliberately choosing not to obtain the readily available Cede omnibus proxy and Participant Listing from Cede is neither reasonable nor good faith. Rather, Echlin's conduct seeks to destroy both its stockholders' rights and the processes of corporate democracy.

         Furthermore, SPX did all it possibly could to have Cede issue the omnibus proxy and Participant Listing to Echlin. See Cornwell Aff., paragraphs 43-45. If documentation or information from Cede was required to count the Demands, it was totally within Echlin's power to obtain it, while it was unavailable to SPX. Indeed, Echlin routinely obtains a Cede omnibus proxy in connection with its annual meetings. Id., paragraph 45. Moreover, after Cede learned from SPX that Echlin was using the absence of the omnibus proxy and Participants List to challenge the validity of the Demands for the Special Meeting, Cede delivered an omnibus proxy to Echlin. Cornwell Aff., paragraphs 46-47. However, Cede would still not deliver even a copy of the omnibus proxy to SPX. Id., paragraph 47.

--------
         (4) Echlin's reliance on such technicalities is even more preposterous because it is interfering with the results of a demand solicitation, not the results of a solicitation of proxies or consents that would have a substantive effect and result in the election of directors or the effectuation of some material transaction. Here, the result of the successful demand solicitation for over 35%, indeed, a majority of Echlin's outstanding stock, is that Echlin management must call and hold the Special Meeting to permit Echlin stockholders to exercise their voting rights.

         The fact is that Demands were delivered on March 25, 1998 from holders on February 17, 1998 of over 35% of Echlin's stock, and ultimately over 50%. There was no good faith nor reasonable basis for questioning the validity of any of those Demands. The mere absence of Cede's Participant Listing, available to Echlin for the asking, due to Echlin management's own intentional dereliction of duty, clearly cannot invalidate the effectiveness of those Demands on the day they were delivered.

         Echlin management's second reason for rejecting their stockholders' call for the Special Meeting is just as silly and totally immaterial. They question the use of a mailing list of shareholders of record on February 18, 1998, the day after the February 17 record date. However, the mail was neutrally prepared and implemented for both parties by ADP, as was ADP's receipt of the Demands and revocations. Cornwell Aff. paragraphs 20-25, 30-36.

         Moreover, the one day difference in the mailing list made virtually no difference to the validity of the Demands delivered on March 25, 1998. At most, Demands from fewer than 200,000 street name shares, constituting little more than 0.3% of Echlin's stock, might have been of record on February 18, but not the day before. The other 99.7% were of the same record ownership on both days. Thus, unquestionably valid Demands were delivered from over 25,000,000 street name shares and a total of 45.5% of Echlin's common stock on March 25, 1998. Therefore, since 45.5% or more demands were valid and as few as 35% required Echlin to call the Special Meeting, there clearly is no real issue. See Cornwell Aff., paragraphs 24-30, 36-41.

         Moreover, the solicitation process of street name holders was fair. SPX's demand cards and Echlin's revocation cards went almost exclusively to holders who owned Echlin stock prior to the February 17 announcement of the proposed business combination and exchange offer. See id., paragraphs 26-28. On behalf of each side, ADP sent their respective solicitation materials to the same street name holders, the list of whom was gathered confidentially by ADP from its member firms, and those holders sent back SPX's gold demand cards, by March 25 representing well over 35% of Echlin's outstanding shares, and by now over 50%. Id., paragraphs 31-37.

         2. Echlin's Refusal to Properly Count the Demands and Call a Special Meeting is a Violation of the Fiduciary Duties Owed to Shareholders by Echlin's Board and Management

         The refusal of Echlin's management and board to ask for the Cede omnibus proxy and their use of that refusal to justify their failure to properly count the Demands and call the Special Meeting breaches their fiduciary duties because it unjustifiably frustrates stockholder voting rights. The sole purpose of such refusal is to entrench incumbent management through manipulation of the corporate machinery; and it is a draconian and preclusive response to SPX's proposed premium offer for Echlin shares. Further, it impedes and attempts to delay the Special Meeting, which, far from posing a threat to Echlin stockholders, affirmatively will afford stockholders an opportunity to exercise their voting rights.

                  a. There Is No Compelling Justification for Nullifying the Stockholders' Demands for a Special Meeting

         Corporate directors may not frustrate stockholder voting rights absent some compelling justification. Indeed, courts recognize "the central importance of the franchise to the scheme of corporate governance" and guard against takeover defenses that infringe upon that franchise. Blasius Indus. v. Atlas Corp., 564 A.2d 651, 659 (Del. Ch. 1988).(5) In Blasius, the Delaware Chancery Court expressly held that board action that impeded the shareholder's franchise right was subject to a presumption of invalidity and required the board to prove a "compelling justification" to sustain it. The court further noted:

                  [I]t is clear that [the shareholder vote for directors] is critical to the theory that legitimates the exercise of power by some (directors and officers) over vast aggregations of property that they do not own. Thus, when viewed from a broad, institutional perspective, it can be seen that matters involving the integrity of the shareholder voting process involve consideration not present in any other context in which directors exercise delegated power.

         Id. at 659. The court concluded that the "theory of our corporation law confers power upon directors as the agents of the shareholders; it does not create Platonic masters." Id. at 663.

         In Stroud v. Grace, 606 A.2d 75 (Del. Supr. 1992), the Delaware Supreme Court explained that the Blasius "compelling justification" rule applied:

                  where boards of directors deliberately employed various legal strategies either to frustrate or completely disenfranchise a shareholder vote. As Blasius recognized, in those circumstances, board action was intended to thwart free exercise of the franchise. There can be no dispute that such conduct violates Delaware law.

Id. at 91.

--------
         (5) See MMI Investments L.L.C. v.  The Eastern Co., No.
CV960134473, 1996 WL 715421, *5 (Conn.  Super.  Dec. 3, 1996)  ("Delaware
cases . . . are appropriate guides to interpretation of the Connecticut statute").

         Shareholder rights are as important in Connecticut as in Delaware -- a fact recently confirmed when the legislature resoundingly rejected Echlin's attempt to interfere with the election process and disenfranchise its thousands of stockholders through proposed self-interested legislation. Thus, Echlin's refusal to properly count the Demands and to call the Special Meeting clearly fails the Blasius test because it obstructs a timely shareholder referendum on the proposed business combination, and as demonstrated above, Echlin's board does not, and cannot, offer a compelling (or even plausible) justification for such obstruction.

                  b.       Echlin's Refusal to Properly Count the
                           Demands and to Call A Special Meeting
                           Constitutes Impermissible Manipulation of the Corporate Machinery

         Courts have consistently enjoined board activity which was taken for the primary purpose of impairing or impeding the effective exercise of the corporate franchise through manipulation of the corporate machinery. See, e.g., Norlin Corp. v. Rooney, Pace Inc., 744 F.2d 255, 265 (2d Cir. 1984) (enjoining board from voting shares held by corporation's wholly-owed subsidiary and newly-created employee stock option plan so as to solidify management's control of company); Hilton Hotels Corp. v. ITT Corp., 978 F. Supp. 1342, 1346 (D. Nev.
1997) (court enjoined company where board's action "violate[d] the power relationship between [the company's] board and [its] shareholders by impermissibly infringing on the shareholders' right to vote on members of the board of directors"); Shoen, 885 F. Supp. at 1344 (enjoining board from advancing annual meeting date so that meeting could be conducted before arbitration decision was issued which might render incumbent management unable to control dissident shareholder shares for voting purposes); Aprahamian, 531 A.2d at 1208-09 (enjoining board's decision to postpone annual meeting so as to invalidate proxies submitted on behalf of opposing nominees).

         In the seminal case of Schnell v. Chris-Craft Indus. Inc., 285 A.2d 437 (Del. Supr. 1971), the incumbent board amended the Company's by-laws in order to advance forward the date of the annual meeting and as a result reduce the amount of time an insurgent group had to wage a proxy battle. The court held that actions by management to manipulate corporate machinery "for the purpose of obstructing the legitimate efforts of dissident stockholders in the exercise of their rights to undertake a proxy contest against management were 'contrary to established principles of corporate democracy' and therefore invalid." Id. at 439.

         Echlin's refusal to call the Special Meeting even after over 50% of its own shareholders have demanded it is an even more egregious misuse of corporate power to obstruct stockholder voting rights. Connecticut's statutory framework, under which Echlin management "shall" call the Special Meeting once the requisite Demands were delivered, both acknowledges and empowers those voting rights. They must be protected from unjustified interference from entrenched management taking advantage of a blatant manipulation of the corporate machinery.

                  c.       Echlin's Actions Are Preclusive and
                           Unreasonable

         In Unitrin, Inc. v. American General Corp., 651 A.2d 1361, 1379 (Del. Supr. 1995), the Supreme Court of Delaware stated that it was "mindful of the special import of protecting the shareholder's franchise within Unocal's requirement that a defensive response be reasonable and proportionate." Although the court found that the repurchase program at issue in Unitrin did not impair the shareholders' franchise because "a proxy contest remained a viable (if more problematic) alternative" for the potential acquirer, the court remanded the case to the Chancery Court to "determine whether Unitrin's Repurchase Program would only inhibit [the potential acquirer's] ability to wage a proxy fight and 'institute a merger or whether it was, in fact, preclusive because [the potential acquirer's] success would either be mathematically impossible or realistically unattainable." Id. at 1388-89.

         Echlin's interference with its stockholders' right to call a Special Meeting would violate the Unitrin proportionality test because Echlin's actions deprive stockholders of the opportunity to vote at the Special Meeting that they have duly demanded. Moreover, SPX's proposal and the proposed exchange offer are non-coercive, because they both provide a premium for all of Echlin's outstanding shares and will be the subject of the contest at the Special Meeting. Elimination of Echlin shareholders' right to call the Special Meeting and consider SPX's shareholder proposals intended to facilitate the proposed business combination is preclusive and not a reasonable response to the threat, if any, posed by SPXs proposal.

         3.       Echlin, Not SPX, Has Made False And Misleading
                  Statements In Its Proxy Materials And Press Releases

         Nothing could be more misleading or prejudicial than the baseless and scurrilous charges against SPX that Echlin disseminated in a press release on April 6, 1998 (Cornwell Aff. Ex. 8), contending that SPX had delivered Demands from holders of only 2% of Echlin's stock when, in fact, at that point it had delivered Demands from a majority of the stockholders. One need only compare the facts adduced in the Statement of Facts above with the outlandish accusations and false denial of the demand solicitation results to conclude that SPX has been unfairly prejudiced in connection with the ongoing control contest that is leading up to the Special Meeting. At the preliminary injunction hearing, SPX will demonstrate that the press release was a blatant violation of the SEC proxy rules and that corrective disclosure is necessary and appropriate to redress the harm it has caused.

         The securities laws of the United States were enacted to promote confidence in the securities markets by requiring complete and accurate disclosure of material information to the investing public, and to cleanse the securities markets of fraudulent, deceptive and manipulative acts and practices.

         Rule 14a-9 states:

                  No solicitation subject to this regulation shall be made by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         Rule 14a-9(a), 17 C.F.R. section 240.14a-9(a) (emphasis added). A fact is "material" if there is "a substantial likelihood that the disclosure of the omitted fact would have been viewed by the reasonable investor as having significantly altered the total mix of information available." TSC Indus., Inc.
v. Northway, Inc., 426 U.S. 438, 449 (1976); see also Virginia Bankshares, Inc.
v. Sandberg, 501 U.S. 1083, 1090 (1991).

         Echlin's press release was so materially misleading and prejudicial as to more than satisfy this standard. There is certainly a "substantial likelihood" that an Echlin shareholder would consider this misstatement material in deciding how to vote. TSC Indus., Inc., at 449. And, without redress of Echlin's proxy rule violations, SPX will suffer irreparable harm. See, e.g., Martin-Marietta Corp. v. Bendix Corp., 690 F.2d 558, 568 (6th Cir. 1982) (holding that denial of rights under federal securities law and resulting loss of opportunity to acquire another company constituted irreparable harm); International Banknote Co., Inc. v. Muller, 713 F. Supp. 612, 623 (S.D.N.Y.,
1989) ("management subjects shareholders to irreparable harm by unnecessarily frustrating them in their attempt to obtain representation on the board [of trustees]."); ER Holdings, Inc. v. Norton Co., 735 F. Supp. 1094, 1102 (D. Mass.
1990) (observing that "delay resulting in [shareholder] disenfranchisement may constitute irreparable harm").

         C.       The Balance of The Equities Tips Decidedly
                  In Favor of SPX

         In light of the foregoing, the balance of the equities favors immediate resolution of the instant dispute. There is simply no prejudice or harm to Echlin if the Special Meeting is held. On the other hand, SPX and all Echlin stockholders will be irreparably harmed if this Court defers resolution because without the requested relief, the stockholders' rights to vote on SPX's Shareholder's proposals will be destroyed. Preliminary relief is appropriate where, as here, one party risks irreparable harm unless the court intervenes at this juncture and the other party has absolutely nothing to lose. Hyde Park Partners, L.P. v. Connolly, 839 F.2d 837 (1st Cir. 1988).

                                   CONCLUSION

         For all of the foregoing reasons, SPX respectfully requests that this Court enter:

         (1) preliminary injunctive relief ordering Echlin, on or before April 24, 1998 (30 days after it received demands from holders of over 35% of its outstanding stock) to call the Special Meeting, as mandated by sections 33-696, 33-697 and 33-699 of the Connecticut Business Corporation Act ("Corporation Act") and Echlin's By-Laws; or in the alternative, an order of this Court pursuant to section 33-697 of the Corporation Act, ordering Echlin to hold the Special Meeting on June 1, 1998; and

         (ii) preliminary injunctive relief under Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14a-9 promulgated thereunder enjoining Echlin from making false or misleading statements concerning SPX's solicitation of demands and their validity.

Dated: April 13, 1998

                                        SPX CORPORATION

                                        /s/ Stefan R. Underhill
                                        -----------------------------------
                                        Stefan R. Underhill (#ct 00372)
                                        Jonathan B. Tropp (#ct 1295)
                                        DAY, BERRY & HOWARD
                                        One Canterbury Green
                                        Stamford, Connecticut 06901-2047
                                        (203) 977-7300

                                        - and -

                                        Alexander R. Sussman*
                                        Audrey Samers*
                                        FRIED, FRANK, HARRIS,
                                        SHRIVER & JACOBSON
                                        One New York Plaza
                                        New York, New York 10004-1980
                                        (212) 859-8000

                                        Attorneys for SPX Corporation